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                                                                   EXHIBIT 23(a)
                                                                   -------------


CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference of our report dated January 21, 2000, with respect to the consolidated financial statements of TRW Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1999, in the following Registration Statement Nos.: 333-83227 on Form S-4, 333-89133 on Form S-3, 333-48443 on Form S-3, 333-27003 on Form S-8, 333-27001 on Form S-
8, 333-20351 on Form S-8, 333-06633 on Form S-8, 333-03973 on Form S-8, 33-53503
on Form S-8, 33-29751 on Form S-8, 2-90748 on Form S-8 and 2-64035 on Form S-8.


                                                          /s/ Ernst & Young LLP

                                                          ERNST & YOUNG LLP

Cleveland, Ohio
March 17, 2000